Exhibit 99.2

FOR IMMEDIATE RELEASE

FUBOTV RELEASES LETTER TO SHAREHOLDERS,

SELECT 2019 FINANCIAL INFORMATION

NEW YORK – MAY 4, 2020 – FaceBank Group, Inc. (d/b/a fuboTV) (OTCQB: FUBO) today released its first letter to shareholders, which includes select audited financial results from fuboTV on a stand-alone basis for the year ended December 31, 2019, and certain expected results of fuboTV on a stand-alone basis for the quarter ended March 31, 2020.

Please visit the investor relations websites of FaceBank and fuboTV to view the 2019 letter to shareholders which includes background on the company, select historical financial information for fuboTV on a stand-alone basis and commentary on streaming and advertising industry trends.

fuboTV intends to use its website as a disclosure channel and investors are encouraged to refer to it, as well as press releases and SEC filings.

FaceBank Group has taken a permissible extension due to COVID-19 to file its Form 10-K for the year ended December 31, 2019 reporting its historical financial results on a pre-merger basis. The financial results for FaceBank Group for the year ended December 31, 2019 will not include results for fuboTV. The unaudited selected financial information contained in the CEO letter is preliminary and thus still subject to change. FaceBank Group encourages reading the full set of financial statements and related disclosures and risk factors for both FaceBank Group and fuboTV when they are available.

About fuboTV

fuboTV (OTCQB: FUBO) merged with FaceBank Group in April 2020 to create a leading digital entertainment company, combining fuboTV’s direct-to-consumer live TV streaming platform for cord-cutters with FaceBank’s technology-driven IP in sports, movies and live performances.

Named to Forbes’ Next Billion Dollar Startup list in 2019, fuboTV is the live TV streaming platform with more top Nielsen-ranked sports, news and entertainment channels for cord-cutters than any other live platform.

Continually innovating to give subscribers a premium viewing experience they can’t find with cable TV, fuboTV is regularly first-to-market with new product features and is the only virtual MVPD to stream in 4K. Other industry “firsts” for the company include entering Europe with the launch of fuboTV España in 2018. fubo Sports Network, the live, free-to-consumer TV network featuring sports stories on and off the field, launched in 2019.

Forward-Looking Statements

This letter contains forward-looking statements of FaceBank Group, Inc. (“FaceBank”) that involve substantial risks and uncertainties. All statements contained in this press release are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. The words “could,” “will,” “plan,” “intend,” “anticipate,” “approximate,” “expect,” “potential,” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among others, statements about FaceBank’s future financial performance, the impact of management changes, any organizational restructuring, the sufficiency of capital resources to fund its ongoing operating requirements; statements about the potential benefits of the merger with fuboTV Inc.; statements about the uplisting of the combined company to a national exchange; and any other statements other than statements of historical fact. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that FaceBank makes due to a number of important factors, including (i) risks related to the ability to realize the anticipated benefits of the transaction, including the risk that the businesses will not be integrated successfully, (ii) the effect of the transaction on FaceBank’s business relationships, operating results and business generally, (iii) risks that the transaction disrupts current plans and operations, (iv) risks related to the combined entity’s ability to uplist to a national securities exchange, (v) risks related to the combined entity’s access to existing capital and fundraising prospects to fund its ongoing operations and its ability to continue as a “going concern”, (vi) risks related to diverting management’s attention from FaceBank’s ongoing business operations, (vii) other business effects, including the effects of industry, market, economic, political or regulatory conditions, future exchange and interest rates, and changes in tax and other laws, regulations, rates and policies, including the impact of COVID-19 on the broader market, and (viii) the outcome of any legal proceedings that may be instituted against FaceBank related to the merger agreement or the transaction. Further risks that could cause actual results to differ materially from those matters expressed in or implied by such forward-looking statements will be discussed in FaceBank’s Form 10-K for the year ended December 31, 2019 which will be filed later this month and we encourage you to read such risks in detail. The forward-looking statements in this press release represent FaceBank’s views as of the date of this press release. FaceBank anticipates that subsequent events and developments will cause its views to change. However, while it may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. You should, therefore, not rely on these forward-looking statements as representing FaceBank’s views as of any date subsequent to the date of this press release.

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Investor and Media Contacts:

Media Contact:

Jennifer L. Press, fuboTV
jpress@fubo.tv

212-672-0081

Investor Contact:

Brinlea Johnson, The Blueshirt Group

brinlea@blueshirtgroup.com

415-269-2645